MIDWAY GOLD CORP.

SUBSCRIPTION FOR UNITS

TO:

Midway Gold Corp. (the "Company")

The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase the number of units (the "Units") in the capital of the Company, set forth below for the aggregate subscription price set forth below, representing a subscription price of $2.50 per Unit, upon and subject to the terms and conditions set forth in the "Terms and Conditions of Subscription for Securities of Midway Gold Corp." attached to and forming a part hereof.  Each Unit is comprised of one common share ("Common Share") in the capital of the Company and one-half common share purchase warrant ("Warrant").  Each Warrant entitles the Subscriber to purchase one additional Common Share (a "Warrant Share") for a period of 12 months from the Closing Date (as defined herein) at a subscription price of $3.00 per Warrant Share.  This subscription is subject to acceptance by the Company and may be accepted as to the number of Units set forth below or such lesser number as may be determined by the Company in its sole discretion.

(Name of Subscriber - please print)

By:

(Authorized Signature)

__________________________________________________

(Official Capacity or Title - please print)

__________________________________________________

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber's Address, including postal code)

(Telephone Number)

(E-Mail Address)

Number of Units:

Aggregate Subscription Price: $

The Subscriber owns, directly or indirectly, the following securities of the Company:

The Subscriber is ❒ or is not ❒ an insider of the Company; or

The Subscriber is ❒ or is not ❒ a member of the pro-group of the Company

[Please check the applicable box(s)]

Registration Instructions: (Name) (Account reference, if applicable) (Address, including postal code)	Delivery Instructions: (Name) (Account reference, if applicable) (Contact Name) (Address, including postal code)

The Subscriber acknowledges to the Company that the Subscriber has read and understood the terms and conditions of this agreement and, without in any way limiting the foregoing, the Subscriber confirms that all of the representations and warranties of the Subscriber contained herein are true and correct as of the date hereof and will continue to be true and correct as at the Closing Time.

ACCEPTANCE:  The Company hereby accepts the above subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

MIDWAY GOLD CORP.

Per:

November          , 2006

Authorized Signatory

This is the second page of an agreement comprised of 9 pages (not including schedules)

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
SECURITIES OF MIDWAY GOLD CORP.

1.

Terms of the Offering

1.1

The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the Units subscribed for hereunder form part of an issuance and sale by the Company of securities for gross proceeds of up to $5,000,000 comprised of 2,000,000 Units at a subscription price of $2.50 per Unit, each Unit consisting of one Common Share and one-half Warrant (the "Offering").

1.2

Each whole Warrant will entitle the holder to acquire a Warrant Share (subject to customary adjustments) at a price of $3.00 per Warrant Share during the period commencing on the Closing Date (as herein defined) until the date which is one year following the Closing Date.

1.3

The Subscriber acknowledges and agrees that the Company may, acting unilaterally, increase the size of the Offering without the consent of or notice to the Subscriber.

2.

Representations, Warranties and Covenants by Subscriber

2.1

The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Company (and acknowledges that the Company, and its respective counsel, are relying thereon) as at the date hereof and as at the Closing Time (as such term is defined below) that:

(a)

it has been independently advised as to restrictions with respect to trading in the Common Shares, the Warrants and the Warrant Shares (collectively, the "Purchased Securities"), imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Company with respect thereto, acknowledges that it is aware of the characteristics of the Purchased Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Purchased Securities except in accordance with limited exemptions under applicable securities legislation and regulatory policies until expiry of the applicable hold period, which will be at least four months from the Closing Date, and in compliance with the other requirements of applicable law;

(b)

it has not received nor has it requested, nor does it have any need to receive, any document describing the business and affairs of the Company and it has not become aware of any advertisement with respect to the Offering or the distribution of the Units by the Company;

(c)

it has not relied upon any verbal or written representation as to fact or otherwise made by or on behalf of the Company, other than as contained in this Subscription Agreement;

(d)

the Subscriber is resident in the jurisdiction set forth in this Subscription Agreement as the "Subscriber's Address" below the Subscriber's signature as set forth on the first page hereof and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of the purchase and sale of the Units hereunder (whether to the Subscriber or to any beneficial purchaser for whom it may be acting) has occurred only in such jurisdiction and in the Province of British Columbia;

(e)

the Subscriber is purchasing the Units as principal for its own account and not for the benefit of any other person;

(f)

the Subscriber is an "accredited investor", as such term is defined in National Instrument 45-106 entitled "Prospectus and Registration Exemptions" promulgated under the Securities Act (British Columbia) (which definition is reproduced in Exhibit "2" to Schedule "A" and Exhibit "1" to Schedule "B" attached hereto) and has concurrently executed and delivered a representation letter in the form attached as Schedule "A" to this Subscription Agreement provided that the Subscriber is a resident of the United States or in the form of attached as Schedule "B" to this Subscription Agreement provided that the Subscriber is a resident of any province in Canada;

(g)

if the Subscriber is a resident of the United States, the Subscriber is an "Accredited Investor" as defined in Rule 501 of Regulation D under the U.S. Securities Act of 1933 (the "U.S. Securities Act") and has concurrently executed and delivered a representation letter in the form attached as Schedule "A" to this Subscription Agreement; or, if the Subscriber is not an Accredited Investor within that meaning and as such the Subscriber was not offered the Units in the United States and, at the time this Agreement was executed on behalf of the Subscriber, the Subscriber was outside the United States;

(h)

it is aware that the Purchased Securities have not been registered under the United States Securities Act of 1933 (the "1933 Act") and that the Purchased Securities may not be offered or sold in the United States without registration under the 1933 Act or compliance with requirements of an exemption from registration;

(i)

it undertakes and agrees that it will not offer or sell the Purchased Securities in the United States unless such securities are registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Purchased Securities, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules of any kind whatsoever (the "Securities Rules");

(j)

if the Subscriber is a company or body corporate that is a valid and subsisting corporation, it has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement and to take all actions required pursuant hereto and certifies that all necessary approvals by its directors, shareholders, partners, members or otherwise has been given;

(k)

if the Subscriber is an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto;

(l)

this Subscription Agreement has been duly and validly authorized, executed and delivered by the Subscriber and, upon acceptance by the Company, will constitute a legal, valid, binding and enforceable obligation of the Subscriber, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights and relating to general principals of equity;

(m)

it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it is able to bear the economic risk of loss of its investment;

(n)

it understands that the Purchased Securities will be subject to a "hold period" and possibly other resale restrictions under applicable securities legislation and the policies of the TSX Venture Exchange (the “Exchange”) and may not be resold until the expiry of such hold period except in accordance with limited exemptions under applicable securities legislation and regulatory policies and that the Company may cause a legend to such effect to be placed on the certificates representing the Purchased Securities.  The

Subscriber acknowledges that it is aware that until the expiry of all such "hold periods" and resale restrictions, (i) such securities cannot be traded through the facilities of the Exchange since the certificate is not freely transferable and consequently is not "good delivery" in settlement of transactions on the Exchange; and (ii) the Exchange would deem the selling security holder to be responsible for any loss incurred on a sale made by him in such securities;

(o)

no representation has been made to it regarding the present or future value of the Purchased Securities;

(p)

it is aware that it is purchasing the Units hereunder pursuant to the appropriate exemptions (the "Exemptions") from the requirement to provide the Subscriber with a prospectus and sell the Units through a person registered to sell securities or equivalent requirements under the Securities Rules and as a result:

(i)

it is restricted from using most of the civil remedies available under the Securities Rules;

(ii)

there is no government or other insurance covering the Purchased Securities;

(iii)

it will not receive information that would otherwise be required to be provided to it under the Securities Rules;

(iv)

there are risks associated with the Purchased Securities;

(v)

the Company is relieved of certain obligations that would otherwise apply under the Securities Rules;

(vi)

there are restrictions on the Subscriber's ability to resell the Purchased Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Purchased Securities;

(vii)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchased Securities or the Offering; and

(viii)

the Subscriber acknowledges that the Company has advised the Subscriber that the Company is relying on the Exemptions and, as a consequence of acquiring the Units pursuant to the Exemptions, certain protections, rights and remedies provided by the Securities Rules, including statutory rights of recission or damages, will not be available to the Subscriber;

(q)

it understands that the sale and delivery of the Units is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus;

(r)

if required by Securities Rules or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Company in filing, such reports, undertakings and other documents with respect to the issue or continued ownership of the Purchased Securities as may be required;

(s)

it will comply with all applicable Securities Rules concerning the purchasing, holding and resale or other disposition of the Purchased Securities, including the execution and filing of any required private placement reports by the Company.  In particular, the Subscriber will not resell or otherwise transfer or dispose of any of the Purchased Securities except in accordance with the provisions of all applicable Securities Rules;

(t)

in the case of a subscription by it for Units acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal; and

(u)

the Subscriber acknowledges that it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for Units and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

3.

Representation, Warranties and Covenants of the Company

3.1

The Company represents, warrants and covenants to the Subscriber (and acknowledges that the Subscriber is relying thereon) as at the date hereof and as at the Closing Time (as such term is defined below) that:

(a)

the Company is a valid and subsisting corporation duly incorporated and in good standing under the laws of British Columbia;

(b)

the Company has taken, or prior to the Closing Date will take, all necessary corporate action to authorize the execution, delivery and performance of this Subscription Agreement, including the issuance of the Purchased Securities, and upon execution of this Subscription Agreement by the Company, this Subscription Agreement shall be duly executed by and shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof;

(c)

at Closing Time, the Common Shares forming part of the Purchased Securities will be issued as fully paid and non-assessable securities and the Warrants will be duly and validly created, authorized and issued and the Warrant Shares will be duly and validly authorized, allotted and reserved for issuance, and such Common Shares and the Warrant Shares will, upon exercise in accordance with the certificates representing the Warrants, be issued as fully paid and non-assessable securities;

(d)

the authorized capital of the Company is unlimited, of which 33,905,950 is issued and outstanding. The outstanding shares of the Company are fully paid and non-assessable;

(e)

all annual information forms, financial statements, information circulars, press releases, material change reports and other documents filed by or on behalf of the Company within the past twelve (12) months with the Exchange and/or the applicable securities regulatory authorities were true and correct in all material respects and did not contain any misrepresentation (as such term is defined in the Securities Act (British Columbia)) as at the respective dates of such filings;

(f)

there is no action, proceeding or investigation pending or, to the Company’s knowledge, threatened by or against or affecting the Company or its subsidiaries, if any, at law or in equity or before any international, federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which could reasonably be expected to materially adversely affect the Company or the condition of the Company or which questions the validity of the issuance of the Purchased Securities or any action taken or to be taken by the Company in connection with this Subscription Agreement;

(g)

the Company is a "reporting issuer" as such term is defined in the Securities Act (British Columbia) and the Securities Act (Alberta) (collectively the "Securities Acts"); the

Company has been a reporting issuer under each of the Securities Acts for more than 12 months; and the Company is not in default of any requirement of the Securities Acts or the rules, regulations and policies made thereunder;

(h)

the Company agrees to use reasonable commercial efforts to file all reports required to be filed by the Company with the Securities and Exchange Commission under the 1934 Act, as soon as practicable following the filing of its audited financial statements for the year ending December 31, 2006 in Canada;

(i)

the Company has good and sufficient right and authority to enter into this Subscription Agreement and to complete its transactions contemplated under this Subscription Agreement on the terms and conditions set forth herein;

(j)

the Common Shares and Warrant Shares  form part of a class of shares which are listed and posted for trading on the Exchange and prior to the Closing Date, the Exchange will have accepted notice of the issuance of the Common Shares and Warrant Shares and shall have approved the listing of the Common Shares and Warrant Shares, subject only to the Company filing final documentation and the payment of additional listing fees;

(k)

the Company shall, as soon as possible, use commercially reasonable efforts to file a registration statement on Form S-1 (or such form of registration statement as is then available to effect a registration of the Shares and Warrant Shares) to register under the 1933 Act to enable the resale of the Common Shares and the Warrant Shares by the Subscriber from time to time;

(l)

the Company has no knowledge of any "material change" (as such term is defined in the Securities Act (British Columbia) relating to the Company which has not been publicly disclosed;

(m)

to the best of its knowledge, the execution and delivery of this Subscription Agreement, the performance of its obligations under this Agreement and the completion of its transactions contemplated under this Subscription Agreement will not conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of the Company or any indenture, mortgage, agreement, lease, license or other instrument or any kind whatsoever to which the Company is a party or by which it is bound, or any judgment or order of any kind whatsoever or any Court or administrative body of any kind whatsoever by which it is bound; and

(n)

if the Subscriber desires to sell any Common Shares in compliance with Rule 144 under the 1933 Act and in compliance with applicable state securities laws, the Company agrees to use its best efforts to cause an opinion letter of U.S. counsel to be delivered to the Company’s transfer agent within five (5) business days of the Subscriber’s request and delivery of documentation reasonably requested by U.S. counsel, and the Company agrees to use its best efforts cause the transfer agent to remove the restrictive U.S. legend, subject to applicable requirements of the 1933 Act and state securities laws.

4.

Closing

4.1

The Subscriber agrees to deliver to the Company not later than 10:00 a.m. (the “Closing Time”) (Vancouver time) on November , 2006 (or on any amended Closing Date of which the Subscriber receives notice):

(a)

this duly completed and executed Subscription Agreement;

(b)

one manually signed and completed copy of the accredited investor certificate in the form attached to this Subscription Agreement as Schedule "A" or Schedule “B”, as applicable;

(c)

if the Subscriber is not an individual, one manually signed and completed copy of the Exchange's Corporate Placee Registration Form in the form attached to this Subscription Agreement as Schedule "C", if applicable;

(d)

if the Subscriber is a non-U.S. Purchaser, one manually signed and completed copy of the Regulation S Registration letter attached as Schedule “D” to this Subscription Agreement; and

(e)

a certified cheque or bank draft or wire transfer in the amount of the aggregate subscription price set forth on the face page of this Subscription Agreement made payable to "Midway Gold Corp.".

4.2

The sale and issuance of the Units will be completed at the offices of Davis & Company LLP, Suite 2800, 666 Burrard Street, Vancouver, British Columbia, V6C 2Z7 on or before 10:00 a.m. Vancouver time on November , 2006 (the "Closing Date") or such other place, time or date as the Company may determine (such other date also being referred to as the Closing Date), provided that the Company shall not be required to complete the sale and issuance of the Purchased Securities unless the Subscriber shall have complied with Section 2 hereof, the conditions set forth in Section 4.4 hereof have been met or waived and the Company has received all of the regulatory approvals required for such issuance.  The obligation of the Subscriber to complete the purchase of the Purchased Securities shall be conditional on the Subscriber receiving a legal opinion from counsel to the Company on closing in form and substance satisfactory to the Subscriber, acting reasonably, with respect to such matters as the Subscriber may reasonably request.

4.3

The Company shall be entitled to rely on delivery of a facsimile copy of executed subscriptions, and acceptance by the Company of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

4.4

The obligations of the Subscriber and the Company to complete the purchase and sale of the Units as contemplated hereby shall be conditional upon receipt of all regulatory approvals necessary to the purchase and sale of the Units on or before the Closing Date.  In the event that this condition has not been met or waived by the Company prior to the Closing Date, the Subscriber shall not be required to purchase, and the Company shall not be required to issue and sell, any Purchased Securities, and any subscription funds received by the Company will be returned promptly to the Subscriber without interest thereon or deduction therefrom.

4.5

Promptly upon closing of the Offering, the Company will send by courier, certificates evidencing the Common Shares and the Warrants subscribed for hereunder, in accordance with the Delivery Instructions set out in the cover page hereof.

5.

General

5.1

The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Company in determining the suitability of a purchaser of Units and the Subscriber agrees to indemnify the Company and its directors and officers against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur caused or arising from reliance thereon.  The Subscriber undertakes to promptly notify the Company of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Date.

5.2

The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of British Columbia.

5.3

Time shall be of the essence hereof.

5.4

This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

5.5

If any provision of this Subscription Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this agreement and such void or unenforceable provision shall be severable from this agreement.

5.6

The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

5.7

The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the fact that the Company is collecting the Subscriber's (and any beneficial purchaser's) personal information for the purposes of completing the Subscriber's subscription.  The Subscriber (on is own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the Company retain the personal information for as long as permitted or required by applicable law or business practices.  The Subscriber (on is own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) further acknowledges and consents to the fact the Company may be required by applicable securities laws, stock exchange rules, and investment dealers association rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser).  The Subscriber represents and warrants that it has the authority to provide the contents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers.

5.8

The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Purchased Securities to the Subscriber shall be borne by the Subscriber.

5.9

In this Subscription Agreement (including attachments), references to "$" are to Canadian dollars.

SCHEDULE "A"

REPRESENTATION LETTER

FOR UNITED STATES PURCHASERS

To:

Midway Gold Corp.

In connection with the purchase by the undersigned subscriber (the "Subscriber") of Units (as defined in the subscription agreement) of Midway Gold Corp. (the "Company"), the Subscriber hereby represents, warrants, covenants and certifies to the Company that the Subscriber is purchasing the Units as principal for its own account, is a resident of the United States and is an "accredited investor" as defined in Rule 501 of Regulation D under the U.S. Securities Act of 1933 (the "U.S. Securities Act") by virtue of satisfying one of the indicated criteria as set out in Exhibit "1" to this Representation Letter.

In addition, if Subscriber is a resident of the State of New York, the Subscriber represents that it also qualifies as an "institutional buyer," which may include a "qualified institutional buyer" as defined in Rule 144A under the U.S. Securities Act.

The Subscriber further represents, warrants, covenants and certifies that it is purchasing the Units as principal for its own account, for investment purposes only, and not with a view towards their resale or distribution, and the Subscriber has no present intention of selling or granting any participation in or otherwise distributing any of the Units in a manner contrary to the U.S. Securities Act or any applicable U.S. state securities law, and the Subscriber does not have any contract, understanding, agreement, or arrangement with any person to sell, transfer, or grant participation to such person, or to any third person, with respect to the Units or any portion thereof.

The Subscriber acknowledges that (A) the Units and the underlying securities are and will be "restricted securities" as defined in Rule 144 promulgated under the U.S. Securities Act; (B) neither the Units nor the underlying securities may be sold or otherwise transferred in the U.S. unless they have been first registered under the U.S. Securities Act and all applicable state securities laws, or unless the Subscriber shall have first delivered to the Company a written opinion of counsel (which counsel and opinion shall be reasonable satisfactory to the Company), to the effect that the proposed sale or transfer of the securities is exempt from the registration provisions of the U.S. Securities Act and all applicable state securities laws; and (C) upon the original issuance of the Units (and any underlying securities into which the Units are convertible or exercisable), and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the certificates representing the Units will bear a restrictive securities legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IF OUTSIDE THE UNITED STATES, IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, OR (C) IF WITHIN THE UNITED STATES, EITHER (1) PURSUANT TO AN AVAILABLE EXEMPTION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UPON RECEIPT BY THE COMPANY OF A LEGAL OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) TO SUCH EFFECT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT FOR SUCH SECURITIES. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD

DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

In addition, the Subscriber hereby represents, warrants, covenants and certifies to the Company that the Subscriber is an "accredited investor" within the meaning of National Instrument 45-106 by virtue of satisfying one of the indicated criteria as set out in Exhibit "2" to this Representation Letter.

Dated at ____________________________________, this _________ day of November, 2006.

Name of Subscriber

Signature

If the Subscriber is a corporation, office or title of signatory

EXHIBIT "1"

"accredited investor" means:

(a) A bank as defined in Section 3(a)(2) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; or
(b) A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
(c) A broker or dealer registered pursuant to Section 15 of the U.S. Exchange Act, as amended; or
(d) An insurance company as defined in Section 2(13) of the U.S. Securities Act; or
(e) An investment company registered under the U.S. Investment Company Act of 1940; or
(f) A business development company as defined in Section 2(1)(48) of the U.S. Investment Company Act of 1940; or
(g) A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; or

(h)

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S.$5,000,000; or

(i)

An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of U.S.$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are Accredited Investors; or

(j) A private business development company as defined in Section 202(a)(22) or the U.S. Investment Advisers Act of 1940; or

(k)

A corporation, a partnership, an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Units, with total assets in excess of U.S.$5,000,000; or

(l) A director, executive officer or general partner of the Company; or

(m)

A natural person whose individual net worth (defined as the excess of total assets over total liabilities), or joint net worth with that person's spouse, at the time of his purchase exceeds U.S.$1,000,000; or

(n)

A natural person who had an individual income(*) in excess of U.S.$200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(o)

A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described under the U.S. Securities Act Rule 506(b)(2)(ii); or

(p) An entity in which all of the equity owners are Accredited Investors.

EXHIBIT "2"

"accredited investor" means:

(a) a Canadian financial institution, or a Schedule III of the Bank Act (Canada),
(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c)

a subsidiary of any person referred to in paragraphs (a) or (b) if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
(f) the government of Canada or jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or jurisdiction of Canada,

(g)

a municipality, public board or commission in Canada, and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec,

(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000,
(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

(n)

an investment fund that distributes or has distributed its securities only to

(i)

a person that is or was an accredited investor at the time of distribution,

(ii)

a person that acquires or acquired securities in the circumstances referred to in                            sections 2.10 and 2.19 of National Instrument 45-106, or

(iii)

a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106.

(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

(q)

a person acting on behalf of a fully managed account managed by that person, if that person

(i)

is registered or authorized to carry on business as an advisor or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)

in Ontario, is purchasing a security that is not a security of an investment fund.

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on securities being traded,

(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) in form and function,

(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

(u) an investment fund that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor, or

(v)

a person that is recognized or designated by the securities regulatory authority or except in Ontario and Québec, the regulator as

(i)

an accredited investor, or

(ii)

an exempt purchaser in Alberta or British Columbia after this NI 45-106 comes into force.

"Canadian financial institution" means

(a)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

"control person" means:

(a)

a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of the Corporation to affect materially the control of the Corporation, or

(b)

each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of the Corporation to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of the Corporation, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the Corporation.

"financial assets" means:

(c)

cash,

(d)

securities, or

(e)

a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purpose of securities legislation.

"non-redeemable investment fund" has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure Obligations;

"person" means:

(a)

an individual,

(b)

a corporation,

(c)

a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)

an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative.

"related liabilities" means:

(a)

liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)

liabilities that are secured by financial assets.

"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

SCHEDULE "B"

REPRESENTATION LETTER

FOR CANADIAN PURCHASERS

TO:

Midway Gold Corp. (the "Company")

In connection with the purchase by the undersigned subscriber (the "Subscriber") of Units (as defined in the subscription agreement) of the Company, the Subscriber hereby represents, warrants, covenants and certifies to the Company that the Subscriber is resident in (circle place of residency) British Columbia, Alberta, Saskatchewan, Manitoba, Ontario or Quebec and is an "accredited investor" within the meaning of National Instrument 45-106 by virtue of satisfying one of the indicated criteria as set out in Exhibit "1" to this Representation Letter.

Dated at _____________________________, this _______ day of _________________________, 2006.

Name of Subscriber

Signature

If the Subscriber is a corporation, office or title of signatory

EXHIBIT "1"

"accredited investor" means:

(a) a Canadian financial institution, or a Schedule III of the Bank Act (Canada),
(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c)

a subsidiary of any person referred to in paragraphs (a) or (b) if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
(f) the government of Canada or jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or jurisdiction of Canada,

(g)

a municipality, public board or commission in Canada, and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec,

(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000,
(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

(n)

an investment fund that distributes or has distributed its securities only to

(a)

a person that is or was an accredited investor at the time of distribution,

(b)

a person that acquires or acquired securities in the circumstances referred to in sections 2.10 and 2.19 of National Instrument 45-106, or

(c)

a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106.

(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

(q)

a person acting on behalf of a fully managed account managed by that person, if that person

(a)

is registered or authorized to carry on business as an advisor or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(b)

in Ontario, is purchasing a security that is not a security of an investment fund.

(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on securities being traded,

(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) in form and function,

(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

(u) an investment fund that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor, or

(v)

a person that is recognized or designated by the securities regulatory authority or except in Ontario and Québec, the regulator as

(a)  an accredited investor, or

(b)  exempt purchaser in Alberta or British Columbia after this NI 45-106 comes into force.

"Canadian financial institution" means

(f)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(g)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

"control person" means:

(h)

a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of the Corporation to affect materially the control of the Corporation, or

(i)

each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of the Corporation to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of the Corporation, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the Corporation.

"financial assets" means:

(j)

cash,

(k)

securities, or

(l)

a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purpose of securities legislation.

"non-redeemable investment fund" has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure Obligations;

"person" means:

(m)

an individual,

(n)

a corporation,

(o)

a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(p)

an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative.

"related liabilities" means:

(a)

liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)

liabilities that are secured by financial assets.

"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

SCHEDULE "C"

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided.  This Form will remain on file with the Exchange.  The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on a one time basis, and it will be referenced for all subsequent Private Placements in which it participates.  If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies.  If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.  Placee Information:

(a)  Name:

(b)  Complete Address:

(c)  Jurisdiction of Incorporation or Creation:

2.  (a)  Is the Placee purchasing securities as a portfolio manager (Yes/No)?

(b)  Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?

3.  If the answer to 2(b) above was "Yes", the undersigned certifies that:

(a)  It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b)  it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in _________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)  it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)  the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)  it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4.  If the answer to 2(a) above was "No", please provide the names and addresses of control persons of the Placee

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions [See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta)].

Acknowledgement - Personal Information

"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)

the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)

the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at

 on

, 2006.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appear

above)

SCHEDULE "D"

REGULATION S REPRESENTATION LETTER

FOR NON-U.S. PURCHASERS

To:

Midway Gold Corp.

In connection with the purchase by the undersigned subscriber (the "Subscriber") of Units of Midway Gold Corp. (the "Company") pursuant to a subscription agreement between the Subscriber and the Company dated the date hereof (the “Subscription Agreement”), the Subscriber hereby represents, warrants, covenants and certifies to the Company that:

1.

The Subscriber is aware that the Purchased Securities have not been registered under the United States Securities Act of 1933 (the "1933 Act") and that the Purchased Securities may not be offered or sold in the United States without registration under the 1933 Act or compliance with requirements of an exemption from registration.

2.

The Subscriber, and if applicable, each person for whose account it is purchasing the Units (i) is not a “U.S. person”, as defined in Regulation S under the 1933 Act; (ii) is not purchasing the Units for the account or benefit of a “U.S. person”; and (iii) was not offered any of the Units in the United States, did not receive any materials relating to the offer of the Units in the United States, and did not execute the Subscription Agreement or any other materials relating to the purchase of the Units in the United States.

3.

The Subscriber understands that the Common Shares issuable upon purchase of the Units and the Common Shares issuable on the exercise of the Warrants are “restricted securities,” as such term is defined under Rule 144 of the 1933 Act, and may not be offered, sold, transferred, pledged, or hypothecated to any person, except in accordance with Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration.  The Common Shares and Warrant Shares will bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) WITHIN THE UNITED STATES, IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) OUTSIDE THE UNITED STATES, IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY A DECLARATION, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.

4.

The Subscriber agrees not to engage in hedging transactions prior to the expiration of the one-year distribution compliance period set forth in Rule 903(b)(3) of Regulation S under the 1933 Act with regard to the Purchased Securities, and agrees that the Company may refuse to register any transfer of the securities not made in accordance with Regulation S, pursuant to a registration under the 1933 Act or pursuant to an exemption from such registration.

5.

Capitalized terms used but not defined herein shall have the meanings given to them in the Subscription Agreement.

6.

The Subscriber is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the 1933 Act.

Dated at ____________________________________, this _________ day of November, 2006.

Name of Subscriber

Signature

If the Subscriber is a corporation, office or title of signatory

THIS IS NOT A PUBLIC DOCUMENT